Exhibit 10.9

DEED OF UNDERTAKING

This Deed of Undertaking (“Deed”) is executed as of March 8, 2019 (the “Effective Date”), by Borqs Software Solutions Private Limited, a Private Limited Company formed under the laws of India with registration number U72200KA2009PTC050460 and with its principal place of business at Prestige Al-Kareem, NO.3 Edward Road, Civil Station, Corporation Division NO.72, Bangalore, Karnataka, INDIA 560052 (“Subsidiary”) in respect of the obligations of (i) BORQS Hong Kong limited, a Hong Kong company named as Borrower and (ii) Borqs International Holding Corp, a Cayman Islands company and Guarantor (Borrower and Guarantor, collectively, “Obligor”), each under the terms of that certain Amended and Restated Loan and Security Agreement and other Loan Documents of even date with this Deed between Borrower and Partners for Growth V, L.P. (“Lender”), in favor of Lender (such agreements, collectively, the “Loan Agreement”). Capitalized terms used but not defined herein have their meanings given in the Loan Agreement.

RECITALS

WHEREAS, Subsidiary is “BORQS India” under the Loan Agreement;

WHEREAS, Subsidiary has been provided a copy of the Loan Agreement, the Intellectual Property Security Agreement, the Share Pledge Agreement, the Custody Agreement and all other documents executed in connection the foregoing (collectively, the “Loan Documents”) and has reviewed the terms and restrictions relevant to it as the India Subsidiary, in particular the negative and affirmative covenants applicable to Obligor in relation to it and actions (or failure to take required action) that may result in a Default or Event of Default;

WHEREAS, Subsidiary is currently financed and able to maintain its operations through financing provided on a recurring basis by Obligor and Subsidiary will enjoy direct and indirect benefit from the loans being made to Obligor under the Loan Agreement;

WHEREAS, Lender has the right under the Loan Agreement to require Subsidiary and any other subsidiary of Obligor to become party to the Loan Agreement as a principal obligor, co-Obligor and a cross-corporate guarantor of Obligor’s Obligations;

WHEREAS, Lender has the right under the Loan Agreement to require Obligor to pledge, subject to compliance with the laws of India, up to all of its Ownership Interests in Subsidiary as security for the loans provided under the Loan Agreement with the result that if an Event of Default has occurred under the Loan Agreement, Lender would have the right to act in the name of Obligor, with the right to exercise its voting and other rights, subject to applicable Indian law, to appoint and remove the Board of Directors and other management of Subsidiary and to effect the transfer of such Ownership Interests from Obligor to Lender;

In consideration of the foregoing, Subsidiary hereby represents, warrants, covenants, guarantees and agrees with Lender, as a continuing obligation:

1.  Information. Subsidiary shall provide Lender with such information from time to time as Lender may request with respect to Subsidiary and its business. Appended as Exhibit A hereto is (i) a listing of all equity issued in Subsidiary, together with details of the share certificates and number of shares represented by each, and (ii) a listing of all Indebtedness of Subsidiary to any Person, other than ordinary course trade debt. As at the Effective Date, Subsidiary is wholly-owned by Obligor.

Borqs India Subsidiary Undertaking (PFG)

2. Performance of Obligations. Subsidiary hereby unconditionally undertakes to Lender to perform all obligations, accrued and executory, fixed or contingent, due or to become due, direct or indirect, now existing or hereafter and howsoever arising or incurred under the Loan Agreement which Obligor presently or hereafter may have to Lender under the Loan Agreement and which are, directly or indirectly, applicable to Subsidiary as the India Subsidiary under the Loan Agreement or over which Subsidiary has any influence or control, provided that the foregoing shall not be construed as an obligation of Subsidiary to repay or guaranty the repayment of the Loan.

3. Negative and Affirmative Covenants. So long as Obligations remain outstanding or unperformed, Subsidiary shall comply with its obligations under the Share Pledge Agreement applicable to it, including under Section 8(b) of the Share Pledge Agreement, all of which are incorporated herein by reference.

4. Amendments Binding. Subsidiary has read and consents to the execution of the Loan Documents by Obligor. Subsidiary further agrees that Obligor shall have the full right, without any notice to or consent from Subsidiary, to make any and all modifications or amendments to the Loan Agreement without affecting, impairing, or discharging, in whole or in part, the liability of Subsidiary hereunder.

5. Waivers. This Agreement shall be valid and unconditionally binding upon Subsidiary regardless of (i) the reorganization, merger, or consolidation of Obligor into or with another entity, corporate or otherwise, or the liquidation or dissolution of Obligor, or the sale or other disposition of all or substantially all of the capital stock, business or assets of Obligor to any other person or party, or (ii) the institution of any bankruptcy, reorganization, insolvency, debt agreement, or receivership proceedings by or against Obligor, or adjudication of Obligor as a bankrupt, or (iii) the assertion by Lender against Obligor of any of Lender's rights and remedies provided for under the Loan Agreement, including any modifications or amendments thereto, or under any other document(s) or instrument(s) executed by Obligor, or existing in Lender's favor in law, equity, or bankruptcy.

6. Primary Liability. Subsidiary further agrees that its liability under this Deed shall be continuing, absolute, primary, and direct, and that Lender shall not be required to pursue any right or remedy it may have against Obligor in relation to the Ownership Interests but may seek enforcement of Subsidiary’s obligations under this Deed. Subsidiary affirms that it shall, upon demand, perform any obligations relevant to Subsidiary under the Loan Agreement to the extent within its reasonable control.

7. Successors. Subsidiary agrees to assure that it shall cause this Deed to be unconditionally binding upon any successor(s) to its interests regardless of (i) the reorganization, merger, or consolidation of Subsidiary into or with another entity, corporate or otherwise, or the liquidation or dissolution of Subsidiary, or the sale or other disposition of all or substantially all of the capital stock, business, or assets of Subsidiary to any other person or party, or (ii) the institution of any bankruptcy, reorganization, insolvency, debt agreement, or receivership proceedings by or against Subsidiary, or adjudication of Subsidiary as insolvent, unless such proceedings terminate or set aside Subsidiary’s obligations hereunder.

Borqs India Subsidiary Undertaking (PFG)

8. Authority, Etc. Subsidiary further warrants and represents to Lender that the execution and delivery of this Deed is not in contravention of Subsidiary's Constitutional Documents or applicable law (provided no such representation is made under Indian law with respect to a deemed transfer of the Ownership Interests prior to the approval or registration of a pledge (for security) by the Reserve Bank of India); that the execution and delivery of this Deed, and the performance thereof, has been duly authorized by Subsidiary's Board of Directors or any other applicable corporate office or body which is required to authorize the execution, delivery and performance of this Deed; and that the execution, delivery, and performance of this Deed will not result in a breach of, or constitute a default under, any loan agreement, indenture, or contract to which Subsidiary is a party or by or under which it is bound.

9. No Third Party Rights. No express or implied provision, warranty, representation or term of this Deed is intended, or is to be construed, to confer upon any third person(s) any rights or remedies whatsoever, except as expressly provided in this Deed.

10. Governing Law; Service of Process; Costs. This instrument and all acts and transactions pursuant or relating hereto and all rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the internal laws of the State of California. In order to induce Lender to accept this Deed and enter into the Loan Agreement, and as a material part of the consideration therefor, Subsidiary (i) consents to the non-exclusive jurisdiction of the state and federal courts sitting in Santa Clara County, California, USA, (ii) irrevocably appoints Obligor as its agent for service of process in connection with any action or proceeding brought under or in connection with the Loan Agreement or this Deed, and (iii) shall pay upon demand any and all Lender costs and expenses incurred in enforcing this Deed (without duplication for any such costs and expenses paid by Obligor).

11. Further Assurances and Cooperation. Subsidiary will as a continuing obligation execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby and otherwise facilitate compliance with the terms of the Loan Agreement, including execution and delivery of such instruments as may be required to perfect Lender’s security interest in Obligor’s Ownership Interests in Subsidiary.

12. Issue of Shares/Other Equity Interests. Subsidiary hereby covenants that while this Deed is in effect, it shall not permit Obligor’s ownership of Subsidiary to be less than the lesser of 100% or Obligor’s ownership on the date hereof.

13. Headings; Construction. The headings to the Sections and clauses hereof are descriptive only and shall not be used in construing the terms of this Deed. Any rule of construction to the effect that an agreement is to be construed against the party drafting the agreement is expressly disclaimed by Subsidiary.

Borqs India Subsidiary Undertaking (PFG)

14. Specific Performance. Because of the difficulty of measuring economic losses to Lender as a result of a breach of Subsidiary’s obligations set forth in this Deed, and because of the immediate and irreparable damage that would be caused to Lender for which monetary damages would not be a sufficient remedy, the parties hereto agree that Lender shall be entitled to specific performance of the terms hereof, in addition to any other remedies at law or in equity. Subsidiary irrevocably waives any defense or claim in connection with Lender’s pursuit of such relief that an adequate remedy exists at law and the posting of any security (such as a bond) as a condition to seeking or securing such relief.

16. Entire Agreement. This Agreement, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) constitutes the entire agreement between Subsidiary and Lender with respect to the subject matter hereof.

In witness whereof, Subsidiary has caused this Deed to be executed as of Effective Date by its duly authorized directors as a Deed.

Borqs Software Solutions Private Limited

/s/ Pat Sek Yuen Chan

Director

Name: Pat Sek Yuen Chan

/s/ Hareesh Ramanna

Director

Name: Hareesh Ramanna

Borqs India Subsidiary Undertaking (PFG)

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